EXHIBIT 99.1



September 4, 2003                                          FOR IMMEDIATE RELEASE

Contacts:    Media
             Ertharin Cousin
             208-395-6392

             Analysts
             Nick Kormeluk
             208-395-6622


                         ALBERTSONS ANNOUNCES 2Q RESULTS

           -Earnings exceed First Call Consensus of Industry Analysts

                         -Total Year Guidance Reaffirmed

                 -Comp Store Sales Running Positive in Early 3Q


BOISE, Idaho, September 4, 2003 - Albertsons, Inc. (NYSE: ABS), one of the world's largest food and drug retailers, today announced earnings per diluted share of $0.44 for the second quarter of Fiscal 2003, exceeding the First Call Consensus of Industry Analysts. Net earnings for the thirteen week period totaled $162 million, compared to $257 million or $0.63 per diluted share during the same quarter last year.

     The Company also reported that sales grew $112 million during quarter reaching $9.053 billion, versus last year's second quarter sales of $8.941 billion. Comparable store sales declined 0.9 percent and identical store sales declined 1.3 percent.

     Larry Johnston, Chairman & CEO, commented on the results. "The economic and competitive environment remained difficult during the second quarter, however we were encouraged that we were able to successfully grow our share position versus our traditional competitors as well as exceed Wall Street expectations. We are also pleased to be able to reaffirm our previously stated earnings guidance of $1.70-$1.75 per share for fiscal year 2003. Although our second quarter comp store sales were slightly negative, we are very encouraged to see that our new pricing and promotional programs which were developed and rolled out during 2Q are beginning to gain traction. Our 3Q sales velocity reflects this as our comp store sales for the first four weeks of the quarter have been positive."

Total gross profit rose $25 million to $2.656 billion coming in at 29.34 percent of sales, slightly lower than the 29.43 percent generated in the same period last year. The Company attributed the margin rate decline during the period to its strategic investments in targeted sales promotions which offset margin improvements achieved by increased corporate brand penetration, higher generic drug sales and the first wave of savings generated by the Company's new strategic sourcing and supply chain initiatives.

                                     -MORE-

     During the quarter,  selling,  general and administrative  expenses totaled
25.35 percent of sales versus 24.02 percent in the second quarter of 2002, largely driven by increased benefit costs across the country and higher worker's compensation costs, particularly in California. The Company confirmed that a previously announced goal to reduce $750 million from selling, general and administrative expenses by year-end 2004 remains on track.

     Johnston commented, saying, "We are pleased to confirm that our $750 million expense reduction program is successfully on track. Yet, given the heightened competitive environment we are experiencing, it is clear we must be even more diligent in all areas of our cost structure in order to reengineer the Company for maximum efficiency. ACT 1 of the Albertsons restructuring plan has been well executed by our teams over the past 30 months. Now all assets, markets, processes and organization structures will be put through an even more rigorous screen than we have utilized over the past 2 1/2 years."

     During the second quarter of 2003, Albertsons also continued its aggressive investment in technology, purchasing approximately 4,000 self-checkout lanes, completing the construction of one of the world's largest real-time data warehouses and installing a new labor management system in four divisions. Over the course of the quarter, the Company paid an overall dividend yield of 3.8%, opened 22 new stores, and also continued its strategy to upgrade the existing store base by remodeling 56 units during the period.

     Johnston concluded, "Participants in the retail food and drug store industries continue to wage an increasingly fierce, competitive battle for customers and market share. We must keep looking for new ways every day to grow sales and drive higher levels of efficiency. Albertsons is committed to take out unnecessary costs and remove more underperforming assets from our system... while also investing in and growing the parts of our Company that support our strategic development plans."

     Albertsons is one of the world's largest food and drug retailers, with annual revenues of approximately $36 billion. Based in Boise, Idaho, the Company employs more than 200,000 employees and operates approximately 2,300 retail stores in 31 states across the United States, under banners including Albertsons, Jewel-Osco, Acme, Albertsons-Osco, Albertsons-Sav-on, Sav-on Drugs, Osco Drug, Max Foods, and Super Saver.

                                      ***
     Certain statements contained in this press release, including statements regarding the Company's expected financial performance, are forward-looking information as defined in the Private Securities Litigation Reform Act of 1995. In reviewing such information about the future performance of the Company, it should be kept in mind that actual results may differ materially from those projected or suggested in such forward-looking information. These statements relate to, among other things: projected sales and earnings per share; investing to increase sales; changes in cash flow; increases in insurance and employee benefit costs; attainment of cost reduction goals; achieving sales increases and increases in identical sales; opening and remodeling stores; and our five strategic imperatives; and are indicated by words or phrases such as "expects," "plans," "believes," "ensure," and "expect." In reviewing such information about the future performance of the Company, it should be kept in mind that actual results may differ materially from those projected or suggested in such forward-looking information.
     Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include changes in the general economy; changes in interest rates; changes in consumer spending; actions taken by new or existing competitors (including nontraditional competitors), particularly those intended to improve their market share (such as pricing and promotional activities); and other factors affecting the Company's business in or beyond the Company's control. These factors include changes in the rate of inflation; changes in state or federal legislation or regulation; adverse determinations with respect to litigation or other claims (including environmental matters); labor negotiations; the cost and stability of energy sources; the Company's ability to recruit, retain and develop employees; the Company's ability to develop new stores or complete remodels as rapidly as planned; the Company's ability to implement new technology successfully; stability of product costs; the Company's ability to integrate the operations of acquired or merged companies; the Company's ability to execute its restructuring plans; and the Company's ability to achieve its five strategic imperatives.
     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking information. The Company does not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.
     Please refer to our reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

                                      ###


                                ALBERTSONS, INC.
                (Unaudited - In millions, except per share data)

Condensed Consolidated Earnings
Statements

                                                     13 Weeks Ended       13 Weeks Ended         26 Weeks Ended      26 Weeks Ended
                                                      July 31, 2003       August 1, 2002            July 31,2003     August 1, 2002

------------------------------------------------------------------------------------------------------------------------------------

Sales                                                    $9,053 100.00%    $8,941 100.00%        $17,993 100.00%     $17,862 100.00%
Cost of sales                                             6,397  70.66      6,310  70.57          12,784  71.05       12,608  70.59
------------------------------------------------------------------------------------------------------------------------------------
Gross profit                                              2,656  29.34      2,631  29.43           5,209  28.95        5,254  29.41
Selling, general and administrative expenses              2,295  25.35      2,148  24.02           4,474  24.86        4,269  23.90
Restructuring credits and other                              (8) (0.09)       (37) (0.41)            (15) (0.08)         (22) (0.12)
------------------------------------------------------------------------------------------------------------------------------------
Operating profit                                            369   4.08        520   5.82             750   4.17        1,007   5.63

Other (expense) income:
  Interest, net                                            (105) (1.16)      (103) (1.15)           (208)  (1.16)       (208) (1.16)
  Other, net                                                  -      -        (14) (0.16)              1    0.01         (17) (0.09)
------------------------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations before income taxes     264   2.92        403   4.51             543    3.02         782   4.38
Income tax expense                                          102   1.13        160   1.79             209    1.16         307   1.72
------------------------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                         162   1.79        243   2.72             334    1.86         475   2.66
Discontinued operations:
  Operating loss                                              -      -        (17) (0.19)              -       -        (467) (2.61)
  Gain on Disposal                                                             37   0.41                                  33   0.18
  Income tax expense (benefit)                                -      -          6   0.07               -       -        (145) (0.81)
------------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) from discontinued operations                  -      -         14   0.15               -       -        (289) (1.62)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before cumulative effect of change in              162   1.79        257   2.87             334     1.86        186   1.04
accounting principle
Cumulative effect of change in accounting principle           -      -          -      -               -        -        (94) (0.52)
(net of tax of $60)
------------------------------------------------------------------------------------------------------------------------------------
Net Earnings                                               $162   1.79%      $257   2.87%            $334   1.86%        $92   0.52%
------------------------------------------------------------------------------------------------------------------------------------

Earnings (Loss) Per Share:
  Basic
    Continuing operations                                 $0.44   $0.60     $0.90  $1.17
    Discontinued operations                                   -    0.03         -  (0.71)
    Cumulative effect of change in accounting principle       -       -         -  (0.23)
    (net of tax of $0.15)
                                                          ------  -----     ------ ------

Net Earnings                                              $0.44   $0.63     $0.90  $0.23
                                                          =====   =====     =====  =====

  Diluted
    Continuing operations                                 $0.44   $0.60     $0.90  $1.16
    Discontinued operations                                   -    0.03         -  (0.71)
    Cumulative effect of change in accounting principle       -       -         -  (0.22)
    (net of tax of $0.15)
                                                          ------  -----     -----  ------
    Net Earnings                                           $0.44  $0.63     $0.90  $0.23
                                                           =====  =====     =====  =====
 Weighted Average
   Common Shares Outstanding:
     Basic                                                   368    407       371    407
     Diluted                                                 368    409       371    409

                                ALBERTSONS, INC.
                           (Unaudited - In millions)

Condensed Consolidated Balance Sheet Data                       Condensed Consolidated Cash Flow Data

                                                                                                  26 WeeksEnded       26 Weeks Ended
                               July 31,2003    August 1, 2002                                     July 31, 2003        August 1,2002
-------------------------------------------------------------   --------------------------------------------------------------------

Assets                                                          Cash Flows From Operating Activities:
Current Assets:                                                   Net earnings                         $     334         $       92
 Cash and cash equivalents      $        123    $         80      Adjustments to reconcile net earnings to net
 Inventories                            2974            2863      cash provided by operating activities:
  Assets held for sale                   104             221        Depreciation and amortization            478                496
  Other current assets                   908             955        Discontinued operations noncash            -                356
                                                                    charges
------------------------------------------------------------------------------------------------------------------------------------
  Total Current Assets                 4,109           4,832        Cumulative effect of change in accounting
Other assets                             297             331             principle                             -                 94
Goodwill and intangibles, net          1,606           1,590        Net deferred income taxes and other       23                 32
Land, buildings and equipment, net     9,147           8,815        Changes in operating assets and           42                148
                                                                         liabilities
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                    $     15,159    $     15,568           Net cash provided by operating        877              1,218
                                                                         activities

                                ==============================    ==================================================================
                                                                  Cash Flows From Investing Activities:
Liabilities and Stockholders' Equity                                Capital expenditures                    (643)              (683)
                      Current Liabilities:                          Proceeds from disposal of land,
 Accounts payable               $      1,941    $      2,042         buildings and equipment                  29                 78
 Current portions of long-term debt and                             Proceeds from disposal of assets          62                430
   capital lease obligations             215             143         held for sale

                                                                    Other                                     (5)                21
Other current liabilities              1,285           1,223          Net cash used in investing activities (557)              (154)
--------------------------------------------------------------      ----------------------------------------------------------------
  Total Current Liabilities            3,441           3,408        Cash Flows From Financing Activities:
Long-term debt                         4,750           4,954         Cash dividends paid                    (141)              (155)
Capital lease obligations                307             285         Payments on long-term borrowings       (110)              (107)
Other long-term liabilities                                         Stock purchases and retirements         (108)               (75)
  and deferred credits                 1,365           1,117         Proceeds from stock options exercised     -                 15
                                                                    ----------------------------------------------------------------
Stockholders' equity                   5,296           5,804          Net cash used in financing activities (359)              (322)
--------------------------------------------------------------      ----------------------------------------------------------------
Total Liabilities and Stockholders'
Equity                          $     15,159     $    15,568          Net (Decrease) Increase in Cash
                               ===============================         and Cash Equivalents                  (39)               742
                                                                        Cash and Cash Equivalents
                                                                        at Beginning of Period               162                 61
                                                                    ================================================================
                                                                       Cash and Cash Equivalents at
                                                                        End of Period                  $     123         $      803
                                                                                                       =============================

Total Common Shares
   Outstanding at End of Period        367              404
